UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/03/2008

LookSmart, Ltd.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-26357

Delaware	13-3904355
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

625 Second Street
San Francisco, CA 94107
(Address of principal executive offices, including zip code)

415-348-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 28, 2008, the Compensation Committee of the Company's Board of Directors approved a 10% promotional salary increase for Mr. Jonathan Ewert, its Senior Vice President and General Manager, Advertising Networks effective October 1, 2008. With the increase, Mr. Ewert's annual base salary is $217,800. Mr. Ewert's annual bonus under the 2008 Executive Team Incentive Plan remains unchanged at 70% of his salary for performance at 100% of Plan target.

On October 28, 2008, the Compensation Committee of the Company's Board of Directors approved a change in bonus percent for Michael Schoen, Vice President and General Manager, Advertising Platforms to reflect additional responsibilities. Effective October 1, 2008, Mr. Schoen's bonus under the Company's 2008 Executive Team Incentive Plan went from 25% to 40% of his base salary for performance at 100% of Plan target.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: November 03, 2008	By:	/s/ Stephen Markowski
Stephen Markowski
Chief Financial Officer